SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2002

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(612) 542-0500
(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS.
SIGNATURE

Item 5. OTHER EVENTS.

The Board of Directors of Polaris Industries Inc. approved an amendment to our insider trading policy on October 17, 2002 to permit our officers, directors and employees to adopt pre-arranged trading plans in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934. The rule permits certain shareholders to adopt written plans at a time when they are not in possession of material nonpublic information and to sell shares according to the plan on a regular basis (such as for the payment of taxes) regardless of any subsequent nonpublic information that they might receive in order that any sales may be made over a more extended period of time.

Our President and Chief Executive Officer, Thomas C. Tiller, has established a plan under Rule 10b5-1 pursuant to which he intends to sell 32,400 shares of our common stock (out of approximately 1.1 million shares beneficially held by Mr. Tiller either directly or in the form of stock options or restricted shares) on the open market and at prevailing market prices. Selling according to this trading plan will commence on October 22, 2002 and will continue for a period of three months unless sooner terminated.

Mr. Tiller has stated that his trading plan is designed to allow him to sell approximately 3% of his shares of Polaris common stock for personal and tax purposes and he remains strongly confident in the future prospects of Polaris, as evidenced by the fact that the vast majority of his net worth is in Polaris common stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 18, 2002

POLARIS INDUSTRIES INC

/s/ Michael W. Malone Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc

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